Exhibit 99.B.q.

Exhibit Q

The Hartford Mutual Funds, Inc. (333-02381)

The Hartford Mutual Funds II, Inc. (002-11387)

Hartford Series Fund, Inc. (333-45431)

Hartford HLS Series Fund II, Inc. (033-03920)

POWER OF ATTORNEY

February 2, 2011

Lynn S. Birdsong	Robert M. Gavin
Duane E. Hill	Sandra S. Jaffee
William P. Johnston	David N. Levenson
Phillip O. Peterson	Lemma W. Senbet
Lowndes A. Smith

do hereby constitute and appoint as their attorney in fact Edward P. Macdonald, Catherine E. Marshall, and/or Alice A. Pellegrino to sign on their behalf any Securities Act of 1933 and/or Investment Company Act of 1940 Registration Statement, pre-effective amendment or post-effective amendment with the Securities and Exchange Commission relating to each of the above-referenced investment companies.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney to be effective as of the date first written above.

/s/Lynn S. Birdsong	/s/Robert M. Gavin
Lynn S. Birdsong	Robert M. Gavin

/s/Duane E. Hill	/s/Sandra S. Jaffee
Duane E. Hill	Sandra S. Jaffee

/s/William P. Johnston	/s/David N. Levenson
William P. Johnston	David N. Levenson

/s/Phillip O. Peterson	/s/Lemma W. Senbet
Phillip O. Peterson	Lemma W. Senbet

/s/Lowndes A. Smith
Lowndes A. Smith